Exhibit 32.1

CERTIFICATION UNDER SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned certifies, to the best of their knowledge, that this periodic report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this periodic report fairly presents, in all material respects, the financial condition and results of operations of ACT Teleconferencing, Inc. for the six months ended June 30, 2004.

DATE: August 16, 2004	/s/ Gene Warren
Gene Warren Chief Executive Officer and Acting Chief Financial Officer